Exhibit 4.1

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of January 9, 2017, among GTT Communications, Inc., a Delaware corporation (the “Company”), the parties that are signatories hereto as guarantors (each, a “Guaranteeing Subsidiary”) and Wilmington Trust, National Association, a national banking association organized and existing under the bank of the United States of America, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, GTT Escrow Corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 22, 2016, initially in the aggregate principal amount of $300,00,000 7.875% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture permits the Transactions (including, without limitation, the merger of Escrow Issuer with and into the Company on the Escrow Release Date upon the condition, among other things, that the Company and each Guaranteeing Subsidiary party hereto shall execute and deliver to the Trustee this Supplemental Indenture, (i) which shall evidence the assumption by the Company of all of the Escrow Issuer’s obligations under the Notes and the Indenture, in each case, on the terms and conditions set forth herein and under the Indenture and (ii) pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, each Guaranteeing Subsidiary and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)                                 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                 Assumption of the Escrow Issuer’s Obligations.  The Company hereby confirms that it has fully and unconditionally assumed the Escrow Issuer’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth therein and to be bound by all other applicable provisions of the Indenture and to perform all of the obligations and agreements of the Issuer under the Indenture.

(2)                                 Agreement to be Bound.  Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as an Initial Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3)                                 Guarantee.  Each Guaranteeing Subsidiary agrees, on a joint and several basis with all of the other Guarantors, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture.

(4)                                 No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guaranteeing Subsidiary shall have any liability for any obligations of the Company or the Guarantors (including each Guaranteeing Subsidiary) under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

(5)                                 Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)                                 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(7)                                 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)                                 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Company and Guaranteeing Subsidiaries.

(9)                                 Benefits Acknowledged.  Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Supplemental Indenture and its Note Guarantee are knowingly made in contemplation of such benefits.

(10)                          Successors.  All agreements of each of the Company and the Guaranteeing Subsidiaries in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GTT COMMUNICATIONS, INC.

By:	/s/ Michael T. Sicoli
Name: Michael T. Sicoli
Title: Chief Financial Officer

GUARANTEEING SUBSIDIARIES:

GTT AMERICAS, LLC

By:	/s/ Michael T. Sicoli
Name: Michael T. Sicoli
Title: Chief Financial Officer, Vice President, Assistant Secretary and Treasurer

GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC

By:	/s/ Michael T. Sicoli
Name: Michael T. Sicoli
Title: Chief Financial Officer and Treasurer

HIBERNIA ATLANTIC U.S. LLC

By:	/s/ Michael T. Sicoli
Name: Michael T. Sicoli
Title: Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

GIVEN under the common seal of	/s/ Michael T. Sicoli
HIBERNIA NGS	Director
LIMITED
and DELIVERED as a DEED:
/s/ Christopher T. McKee
Director/Secretary/Person
duly authorised by the board

GIVEN under the common seal of	/s/ Michael T. Sicoli
HIBERNIA ATLANTIC CABLE	Director
SYSTEM LIMITED
and DELIVERED as a DEED:
/s/ Christopher T. McKee
Director/Secretary/Person
duly authorised by the board

[Signature Page to First Supplemental Indenture]

HIBERNIA ATLANTIC (UK) LIMITED

By:	/s/ Michael T. Sicoli
	Name:	Michael T. Sicoli
	Title:	Director

HIBERNIA MEDIA (UK) LIMITED

By:	/s/ Michael T. Sicoli
	Name:	Michael T. Sicoli
	Title:	Director

HIBERNIA ATLANTIC COMMUNICATIONS (CANADA) COMPANY

By:	/s/ Michael T. Sicoli
	Name:	Michael T. Sicoli
	Title:	Chief Financial Officer and Treasurer

HIBERNIA ATLANTIC (SINGAPORE) PRIVATE LIMITED

By:	/s/ Michael T. Sicoli
	Name:	Michael T. Sicoli
	Title:	Director

HIBERNIA INTERNATIONAL ASSETS INC.

By:	/s/ Michael T. Sicoli
	Name:	Michael T. Sicoli
	Title:	Chief Financial Officer and Treasurer

HIBERNIA NETWORKS (NETHERLANDS) B.V.

By:	/s/ Michael T. Sicoli
	Name:	Michael T. Sicoli
	Title:	Manager

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[Signature Page to First Supplemental Indenture]